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[GRAPHIC OMITTED]  IMPAX
                   LABORATORIES, INC.


COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D., President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
www.impaxlabs.com                       www.lhai.com
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                         IMPAX RECEIVES FDA APPROVAL FOR
                GENERIC VERSION OF RIMADYL, A VETERINARY PRODUCT

                             FOURTH APPROVAL IN 2005

HAYWARD, CALIF. (MAY 2, 2005) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXLE) today announced that the U.S. Food and Drug Administration (FDA) has granted final approval to the Company's Abbreviated New Animal Drug Application (ANADA) for a generic version of Rimadyl(R) (Carpofen) 25, 75 and 100 mg Caplets. Pfizer Animal Health markets Rimadyl for the relief of pain and inflammation in dogs due to canine arthritis, orthopedic and soft tissue surgery. Total U.S. sales of Rimadyl were approximately $84 million in the 12 months ended December 31, 2004, according to Market Dynamics. Sales of the caplet dosage form were approximately $22 million.

"We are very pleased with this our first ANADA and our fourth approval in 2005," said Larry Hsu, Ph.D. IMPAX's President. "Rimadyl is the #1 prescribed canine NSAID in the world and we are pleased to add this important product to our growing portfolio of products. Our generic version should offer this growing segment of the companion animal market a cost effective alternative to the brand."

Additionally, IMPAX has recently signed an agreement to market this product through Vedco Inc., a leading national distributor of products to the veterinary market. Vedco offers a full line of affordable product solutions for today's veterinary clinician through a nationwide network of veterinary wholesale distributors. This agreement is consistent with the Company's strategy of using strategically appropriate marketing partnerships to fully leverage its technology platform. It is expected that Vedco will begin marketing this product immediately.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.


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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from Impax's delay in filing its 2004 Form 10-K including possible delisting from the NASDAQ National Market, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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